ChannelAdvisor Announces Preliminary Financial Results for First Quarter 2018
Expects Revenue and Adjusted EBITDA to Exceed Prior Guidance
Full First Quarter 2018 Financial Results to be Announced on May 10, 2018

Research Triangle Park, NC - April 19, 2018 - ChannelAdvisor Corporation (NYSE: ECOM), a leading provider of cloud-based e-commerce solutions that enable retailers and branded manufacturers to increase global sales, today announced preliminary estimated financial results for the first quarter of 2018.
Based on information available as of today, total revenue is expected to be approximately $31.2 million, or $1.4 million above the high end of the previous guidance range of $29.4 million to $29.8 million. Adjusted EBITDA, a non-GAAP measure, is expected to be approximately $0.8 million, or $1.1 million above the high end of the previous guidance range of a loss of $(0.7) million to $(0.3) million. ChannelAdvisor's adjusted EBITDA estimate includes an expected net loss of $(3.4) million adjusted for interest income of $(0.1) million, as well as depreciation and amortization expenses of $1.5 million, income tax expense of $0.1 million and stock-based compensation expense of $2.7 million. These results are preliminary and unaudited and are subject to change based on the completion of the company's normal quarter-end review process. As a result, these preliminary results may be different from the actual results that will be reflected in ChannelAdvisor's consolidated financial statements for the quarter ended March 31, 2018 when they are released.
"Our preliminary analysis of our first quarter performance indicates that revenue and adjusted EBITDA will be above our previous guidance for the first quarter, reflecting solid execution against our plan," said David Spitz, CEO of ChannelAdvisor. "These anticipated results reflect our continued emphasis on driving revenue growth while improving the efficiency of our business. We look forward to providing final results and additional color on May 10."
ChannelAdvisor will release its full first quarter 2018 financial results for the quarter ended March 31, 2018 before 8:00 a.m. ET on Thursday, May 10, 2018. On that day, management will hold a conference call and webcast at 8:00 a.m. ET to review and discuss the Company’s results for the first quarter. A recorded version of this webcast will be available after the call and accessible at http://ir.channeladvisor.com.
First Quarter Earnings Conference Call

What:	ChannelAdvisor First Quarter 2018 Financial Results Conference Call
When:	Thursday, May 10, 2018
Time:	8:00 a.m. ET
Live Call:	(855) 638-4821, Passcode 1498797, Domestic
(704) 288-0612, Passcode 1498797, International
Webcast:	http://ir.channeladvisor.com (live and replay)
Analyst and Investor Meeting Webcast
As previously announced, ChannelAdvisor will be webcasting its Analyst and Investor Meeting being held in conjunction with the ChannelAdvisor Catalyst Americas 2018 e-commerce conference.
The ChannelAdvisor management team is scheduled to present today, April 19, 2018, from 10:00 a.m. to approximately 2:00 p.m. PT (1:00 p.m. to 5:00 p.m. ET). A live webcast, as well as the replay, will be available under the "Events & Presentations" page on the Company’s investor relations website at ir.channeladvisor.com.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measure: adjusted EBITDA.
ChannelAdvisor believes that non-GAAP measures of financial results provide useful information to management and investors relating to ChannelAdvisor's financial condition and results of operations. The company’s management uses non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Management of the company does not consider non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents non-GAAP financial measures together with GAAP results. Non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. ChannelAdvisor urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business. In addition, other companies, including companies in our industry, may calculate similarly named non-GAAP measures differently than we do, which limits their usefulness in comparing our financial results with theirs.
About ChannelAdvisor
ChannelAdvisor (NYSE: ECOM) is a leading e-commerce cloud platform whose mission is to connect and optimize the world’s commerce. For nearly two decades, ChannelAdvisor has helped retailers and branded manufacturers worldwide improve their online performance by expanding sales channels, connecting with consumers around the world, optimizing their operations for peak performance and providing actionable analytics to improve competitiveness. Thousands of customers depend on ChannelAdvisor to securely power their sales and optimize fulfillment on channels such as Amazon, eBay, Google, Facebook, Walmart and hundreds more. For more information, visit www.channeladvisor.com.
Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our expected financial results for the first quarter of 2018. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections, as well as the current beliefs and assumptions of management. While the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Preliminary financial results remain subject to the completion of the Company's customary quarterly close and review procedures. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ChannelAdvisor’s control.
ChannelAdvisor’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in ChannelAdvisor’s Annual Report on Form 10-K for the year ended December 31, 2017, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. These documents are available on the 'SEC Filings' section of the Investor Relations page of our website at http://ir.channeladvisor.com. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our reliance for a significant portion of our revenue on sales by our customers on the Amazon and eBay marketplaces and through advertisements on Google; our ability to respond to rapid changes in channel technologies or requirements; our ability to compete successfully against current and future competitors, which could include the channels themselves; our reliance in part on a pricing model under which a portion of the subscription fees we receive from customers is variable, based upon the amount of transaction volume that those customers process through our platform; our reliance on non-redundant data centers and cloud computing providers to deliver our SaaS solutions; the potential that the e-commerce market does not grow, or grows more slowly than we expect, particularly on the channels that our solutions support; challenges and risks associated with our increasing international operations; and security or privacy breaches. The forward-looking statements included in this press release represent ChannelAdvisor’s views as of the date of this press release. ChannelAdvisor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, these forward-looking statements should not be relied upon as representing ChannelAdvisor’s views as of any date subsequent to the date of this press release.

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Media Contact:
Ashley Yakopec
ChannelAdvisor Corporation
ashley.yakopec@channeladvisor.com
919-249-9848
Investor Contact:
Garo Toomajanian
ICR, LLC
ir@channeladvisor.com
919-228-2003

Reconciliation of Expected Adjusted EBITDA to Expected EBITDA and Net Loss (Estimate)
(unaudited; in millions)
First Quarter 2018
Estimate
Net loss (estimate)	$(3.4)
Adjustments (estimates):
Interest income	(0.1)
Income tax expense	0.1
Depreciation and amortization expense	1.5
Total adjustments	1.5
Expected EBITDA	(1.9)
Stock-based compensation expense (estimate)	2.7
Expected Adjusted EBITDA	$0.8